As filed with the Securities and Exchange Commission on February 21, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASCENDIS PHARMA A/S

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

The Kingdom of Denmark	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Tuborg Boulevard 5

DK-2900 Hellerup, Denmark

+45 70 22 22 44

(Address and telephone number of Registrant’s principal executive offices)

Scott T. Smith

Senior Vice President, Chief Financial Officer

Ascendis Pharma, Inc.

394 University Avenue

Palo Alto, CA USA 94301

(650) 352-8389

(Name, address and telephone number of agent for service)

Copies to:

Mark V. Roeder, Esq.

Alan C. Mendelson, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

(650) 328-4600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ Registration Statement No. 333-216882

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered*	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Ordinary shares, DKK 1 nominal value per share	$13,884,961(1)	$1,729(2)

*	The ordinary shares registered hereby may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents one ordinary share. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-201695).
(1)	The registrant previously registered securities at an aggregate offering price not to exceed $400,000,000 on a Registration Statement on Form F-3 (File No. 333-216882), which was filed by the registrant on March 22, 2017 and declared effective by the Securities and Exchange Commission on April 5, 2017 (the “Original Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $13,884,961 is hereby registered, which includes ADSs issuable upon the exercise of the underwriters’ option to purchase additional ADSs, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Original Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Original Registration Statement exceed that registered under such Registration Statements.
(2)	Pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional securities of Ascendis Pharma A/S pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form F-3 (File No. 333-216882) (the “Original Registration Statement”), which was declared effective by the Securities and Exchange Commission on April 5, 2017, are incorporated in this registration statement by reference. This registration statement is being filed solely to increase the amount of securities offered pursuant to the Original Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto.

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference to Filings Indicated				Provided Herewith
		Form	File No.	Exhibit No.	Filing Date

1.1*	Underwriting Agreement.

4.1	Articles of Association, currently in effect (English translation).	6-K	001-36815	1.1	2/15/2018

4.2	Deposit Agreement dated January 27, 2015 among Ascendis Pharma A/S The Bank of New York Mellon and Owners and Holders of American Depositary Shares.	F-3	333-209336	4.2	2/2/2016

4.3	Form of American Depositary Receipt (included in Exhibit 4.2).

5.1	Opinion of Mazanti-Andersen Korsø Jensen.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Mazanti-Andersen Korsø Jensen (included in Exhibit 5.1).					X

24.1	Powers of Attorney.	F-3	333-216882	24.1	March 22, 2017

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hellerup, Denmark, on February 21, 2018.

ASCENDIS PHARMA A/S

By:	/s/ Jan Møller Mikkelsen
Name:	Jan Møller Mikkelsen
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jan Møller Mikkelsen Jan Møller Mikkelsen	President, Chief Executive Officer, Board Member and Executive Director (Principal Executive Officer)	February 21, 2018

/s/ Scott T. Smith Scott T. Smith	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	February 21, 2018

* Peter Rasmussen	Vice President, Finance (Principal Accounting Officer)	February 21, 2018

/s/ Michael Wolff Jensen Michael Wolff Jensen, L.L.M.	Chairman of the Board of Directors	February 21, 2018

* Albert Cha, M.D., Ph.D.	Board Member	February 21, 2018

* James I. Healy, M.D., Ph.D.	Board Member	February 21, 2018

* Martin Olin	Board Member	February 21, 2018

* Jonathan T. Silverstein, J.D.	Board Member	February 21, 2018

* Birgitte Volck, M.D., Ph.D.	Board Member	February 21, 2018

*By:	/s/ Michael Wolff Jensen
Jan Møller Mikkelsen
Attorney-in-fact

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-3 has been signed by the undersigned as the duly authorized representative in the United States of Ascendis Pharma A/S in the City of Palo Alto, State of California, on February 21, 2018.

Ascendis Pharma, Inc.

By:	/s/ Scott T. Smith
Name:	Scott T. Smith
Title:	Senior Vice President, Chief Financial Officer